Exhibit 10.14

Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.

SUBSCRIPTION

April 29, 2009

To:	The Board of Directors of JB Therapeutics, Inc.

Ladies and Gentlemen:

The undersigned hereby subscribes to 2,375,000 shares (the “Shares”) of Common Stock, $0.001 par value, of JB Therapeutics, Inc. (the “Company”) in consideration for the property listed on Schedule A attached hereto (the “Property”).

The undersigned and the Company agree that for the purposes hereof, the value of the Property is $200,000. The contribution of the Property in exchange for the Shares is intended to qualify as a tax free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

The undersigned acknowledges that the Shares will be issued to him subject to the following restrictions:

1.	Restrictions on transfer that may be contained in the Company’s Bylaws; and

2.	Securities law restrictions.

With respect to securities law restrictions, the undersigned has been advised that the Shares have not been registered under the Securities Act of 1933 or any state securities laws.

The undersigned is acquiring the Shares for investment and not with a view to the sale or distribution thereof. The undersigned understands that the Shares are being issued to him on the grounds that the transaction is exempt under one or more provisions of the Securities Act of 1933 and the applicable state securities laws and the undersigned further understands that they must be held by him indefinitely unless registered under such acts or unless an exemption from registration is available for any transfer by him.

The undersigned further acknowledges that he has had the opportunity to review the Corporation’s Certificate of Incorporation and Bylaws and understands that they contain certain provisions which are not required to be included by law.

Very truly yours,

/s/ Sumner Burstein
Sumner Burstein

Schedule A

Products

1. Patents:

		TITLE	INVENTOR(S)	ASSIGNEE
1	[*]	[*]	[*]	[*]

2	[*]
3	[*]	[*]	[*]	[*]
4	[*]	[*]	[*]	[*]
5	[*]	[*]	[*]	[*]

6	[*]	[*]	[*]	[*]

7	[*]	[*]	[*]	[*]

	[*]	[*]		[*]
9	[*]	[*]		[*]

Together with: (i) any present or future reissues, divisions, continuations, renewals, extensions, continuations-in-part of any patent or any applications therefor; (ii) foreign counterparts of any of the above; (iii) any patents or patent applications claiming priority from any of the above; (iv) any priority rights with regard to any of the above under any law or treaty; (v) any accrued and future income and payments from any of the above; (vi) any rights to sue and recover for past, present, and future infringements under any of the above; and (vii) any rights, causes of action or pending law suits arising from agreements the subject matter of which includes any Patent including but not limited to any rights or causes of action under a certain license agreement with Indevus Pharmaceuticals, Inc. dated August 22, 2003.

2.                  Technology: Any inventions, trade secrets, ideas, processes, formulas, recipes, drug materials, source and object code, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, methods and techniques whether patentable or not relating to the subject matter of the Patents.

3.                  Technology Rights: With respect to the Technology, all of the following: (i) all rights associated with works of authorship, including but not limited to copyrights or moral rights, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature and however designated), whether arising by operation of law, contract, license, or otherwise, (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing), (g) any priority rights with regard to any of the above under any law or treaty; (h) any accrued and future income and payments from any of the above; (i) any rights to sue and recover for past, present, and future infringements under any of the above; and (j) any rights, causes of action or pending law suits arising from any agreements the subject matter of which is any of the above.

Company acknowledges and agrees that Burstein is employed by the UMASS Medical School ("UMASS") and that Burstein has the obligation to assign his rights to certain technology and intellectual property developed at UMASS to UMASS. Company also acknowledges and agrees that nothing contained in this subscription agreement is intended to transfer any technology or intellectual property rights that Burstein has already assigned (or been deemed to assign per his contractual obligations) to UMASS or that are otherwise subject to the above referenced assignment obligation.